                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549



                                    FORM 8-K



                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

               Date of Report (Date of earliest event reported):
                                March 11, 1999



                                   DQE, Inc.
             ----------------------------------------------------
            (Exact name of registrant as specified in its charter)



           Pennsylvania                   1-10290                25-1598483
           ------------                   -------                ----------
(State or other jurisdiction of   (Commission File Number)    (I.R.S. Employer
 incorporation or organization)                              Identification No.)


                    Cherrington Corporate Center, Suite 100
         500 Cherrington Parkway, Coraopolis, Pennsylvania  15108-3184
         -------------------------------------------------------------
              (Address of principal executive offices) (Zip Code)



      Registrant's telephone number, including area code:   (412) 262-4700



                                      N/A
         (Former name or former address, if changed since last report.)
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Items 1-4.  Not applicable.


Item 5.  Other Events.

     On March 11, 1999, the U.S. Court of Appeals for the Third Circuit vacated the October 28, 1998 order of the Federal District Court for the Western District of Pennsylvania denying Allegheny Energy Inc.'s request for a preliminary injunction to prevent DQE, Inc., from taking certain actions prohibited under their now-terminated merger agreement during the pendency of Allegheny Energy's breach of contract suit against DQE.

     The appeals court did not issue an injunction, but rather remanded the case to the district court for further proceedings to address certain issues, including whether Allegheny Energy could demonstrate a reasonable likelihood of success on the merits, before determining whether any injunctive relief is warranted.

     On March 12, 1999, Allegheny Energy filed a motion for a temporary restraining order with the district court, and a hearing was held that same day. On March 16, 1999, Allegheny Energy and DQE entered into a consent agreement, which was approved by the district court on March 18. Pursuant to the consent agreement, Allegheny Energy and DQE have agreed, among other things, that pending the consolidated hearing on Allegheny Energy's application for a preliminary injunction and/or an expedited trial on the merits, both parties will give each other 10 business days' notice before taking or omitting to take any action which would prevent the Merger (as defined in the parties' Merger Agreement dated April 5, 1997) from qualifying for "pooling of interests" accounting treatment. This would not prevent either party from entering into any agreement, but would require the 10 business days' notice prior to closing any transaction which prevents pooling. The consent agreement shall terminate on September 16, 1999, unless earlier terminated or extended by mutual agreement or an order of the district court.

     DQE continues to believe that Allegheny Energy's breach of contract claim is entirely without merit in light of the $1 billion disallowance of stranded costs suffered by Allegheny Energy, which constituted a material adverse effect under the merger agreement and entitled DQE to terminate it as of October 5, 1998. The Company intends to continue pursuing the implementation of customer choice under its Pennsylvania Public Utility Commission-approved restructuring plan, including the generation swap with FirstEnergy Corporation and the generation asset auction.


Item 6 -9.  Not applicable

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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                         DQE, Inc.
                                 ---------------------------
                                        (Registrant)



Date    March 19, 1999              /s/Morgan K. O'Brien
      ------------------         ---------------------------
                                        (Signature)
                                      Morgan K. O'Brien
                                  Vice President, Controller
                                        and Treasurer

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